UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         SENTINEL GROUP FUNDS, INC.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
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SENTINEL FUND REORGANIZATIONS-DON'T FORGET TO VOTE!

If you held shares of the Sentinel Bond, Core Mid Cap or Growth Index Funds (OTHER THAN THROUGH A 401(K) RETIREMENT OR DEFERRED COMPENSATION PLAN) as of June 18, 2005 (even if you later sold those shares) you are eligible to vote for the reorganization of those Funds into the Sentinel Government Securities, Mid Cap Growth and Flex Cap Opportunity Funds, respectively. If you are eligible to vote, you will have received by mail a combined prospectus/proxy statement and proxy card. We encourage you to provide voting instructions by either (1) calling the telephone number listed on your proxy card, (2) visiting WWW.SENTINELFUNDS.COM and following the proxy information link or (3) completing and returning your proxy card in the envelope provided. Call Investor Services if you have questions about the reorganizations or have misplaced your proxy materials.